                                                                     EXHIBIT 21


B.F. SAUL REAL ESTATE INVESTMENT TRUST
LIST OF SUBSIDIARIES

                                          Site of          Date of                 Current
                                       Incorporation     Acquisition/         Principal Business
                                                          Formation                Activity
-------------------------------------------------------------------------------------------------------
100% OWNED SUBSIDIARIES

Auburn Hills Hotel Corporation           Maryland            1994                 Hotel Owner

Avenel Executive Park Phase II, Inc.     Maryland            1987             Real Estate Investor

Commerce Center Development Corp.        Florida             1980              Office Park Owner

Crabtree Hotel Corp.                  North Carolina         1995                   Inactive

Crystal City Hospitality Corp.           Virginia            1989                 Hotel Owner

Dallas San Simeon Incorporated            Texas              1993             Apartment Project Owner

Dearborn Corporation                     Delaware            1992                  Land Owner

Dulles Airport Hotel Corporation         Virginia            1989                   Inactive

Flagship Centre Corporation              Maryland            1985                  Land Owner

Herndon Hotel Corporation                 Virginia            1996                  Hotel Owner

MHC Airport Inn, Inc. (a)                New York         1980/1976              Hotel Operator

MHC Corporation                          Maryland         1980/1974              Hotel Operator

Metairie Office Towers, Inc. (b)         Louisiana           1995            Office Building Owner

NVA Development Corporation              Virginia            1984         Gen'l Part/Real Est. P./ship

Peachtree/Northeast Corp.                Georgia             1979                  Land Owner

Pueblo Hotel Corp.                       Colorado            1985                  Hotel Owner

Rochester Airport Hotel Corporation      New York            1986                   Inactive

Scope Hospitality Corp.                  Virginia            1989                   Inactive

Sharonville Hotel Corporation              Ohio              1986                   Inactive

Timber Resources, Inc.                   Delaware            1988                   Inactive

Tysons Corner Hospitality Corp.          Virginia            1989                   Inactive

University Avenue Hotel Corporation      Arkansas            1995                   Inactive

Wheeler Road, Inc.                       Maryland            1992                   Inactive

900 Corporation                          Georgia             1981               Office Bldg Owner

1100 Corporation                         Georgia             1979               Office Bldg Owner

1113 Corporation                         Florida             1984          Gen'l Part/Real Est. P/ship

---------------------------
(a) Subsidiary of MHC Corporation
(b) Subsidiary of Dearborn Corporation

                                                                     EXHIBIT 21
B. F. SAUL REAL ESTATE INVESTMENT TRUST
LIST OF SUBSIDIARIES (Continued)


                                                                                    Date of               Current
                                                                    Site of        Acquistion        Principal Business
                                                   Note           Corporation      Formation/             Activity
--------------------------------------------------------------------------------------------------------------------------------
 80% OWNED SUBSIDIARIES
 Ashburn Village Development Corporation            (A)             Maryland         1991         Real Estate Owned (REO)
 Bailey's Corporation                               (A)             Maryland         1993                 Inactive
 Balmoral Golf Corporation                          (B)             Maryland         1992                 Inactive
 B. F. Saul Mortgage Company                        (C)             Maryland         1984       Residential Loan Origination
 Bondy Way Development Corporation                  (A)             Maryland         1990                    REO
 Brambleton Land Corporation                        (A)             Maryland         1977                    REO
 Brooke Manor Land Corporation                      (A)             Maryland         1990                 Inactive
 CCB Holding Corporation                            (C)             Delaware         1994                Investments
 CCRE, Inc.                                         (D)             Maryland         1984                 Inactive
 Cherrytree Corporation                             (A)             Maryland         1993                    REO
 Chevy Chase Bank, F.S.B.                                        United States       1969               Savings Bank
 Chevy Chase Financial Services Corporation         (C)             Virginia         1996     Stock Ownership of CCIA and CCS
 Chevy Chase Insurance Agency, Inc. ("CCIA")        (E)             Maryland       1985/1971          Insurance Agency
 Chevy Chase Mortgage Company                       (F)             Maryland         1972                 Inactive
 Chevy Chase Mortgage Company of Virginia           (C)             Virginia         1996                 Inactive
 Chevy Chase Preferred Capital Corporation          (C)             Maryland         1996    Real Estate Investment Trust (REIT)
 Chevy Chase Real Estate Corporation                (C)             Virginia         1996    Stock Ownership of REO Subsidiaries
 Chevy Chase Securities, Inc. ("CCS")               (E)             Maryland         1984                Securities
 Consumer Finance Corporation                       (C)             Virginia         1994         Consumer Loan Origination
 Duvall Village Corporation                         (A)             Maryland         1992                    REO
 First Balmoral Corporation                         (A)             Maryland         1991                    REO
 Goldsboro Heights Property Corp.                   (A)             Maryland         1992                 Inactive
 Great Seneca Development Corporation               (A)             Maryland         1991                    REO
 Group Investment Corporation                       (D)             Maryland         1986                 Inactive
 Inglewood Corporation                              (A)             Maryland         1990                 Inactive
 Manor Holding Corporation                          (C)             Virginia         1996                 Inactive
 Manor Investment Company                           (G)             Maryland         1971     Real Estate Ownership / Development
 Marbury I Corporation                              (A)             Maryland         1991                    REO
 Marbury II Corporation                             (A)             Maryland         1991                    REO
 NML Corporation                                    (A)             Maryland         1992                    REO
 North Ode Street Development Corporation           (D)             Maryland         1981      Real Estate Finance / Development
 Oak Den, Inc.                                      (A)             Maryland         1991                 Inactive
 Old Chapel Corporation                             (A)             Maryland         1992                    REO
 PMC Corporation                                    (A)             Maryland         1991                 Inactive
 Presley Corporation                                (C)             Maryland         1993            Real Estate Ownership
 Primrose Development Corporation                   (A)             Maryland         1990                    REO
 Ridgeview Centre Corp.                             (A)             Maryland         1992                    REO
 Ronam Corporation, Inc.                            (C)             Maryland         1986       Real Estate Finance/Development
 Shoppes of Jefferson, Ltd.                         (A)             Virginia         1991                 Inactive
 Sully Park Corporation                             (A)             Maryland         1990                 Inactive
 Sully Station Corporation                          (A)             Maryland         1990                    REO
 Sycolin - Leesburg Corporation                     (A)             Maryland         1992                    REO
 Terminal Drive Properties Corporation              (A)             Maryland         1991                    REO

-------------------------------------------
(A)   Subsidiary of Chevy Chase Real Estate Corporation
(B)   Subsidiary of First Balmoral Corporation
(C)   Subsidiary of Chevy Chase Bank, F.S.B.
(D)   Subsidiary of Manor Investment Company
(E)   Subsidiary of Chevy Chase Financial Services Corporation
(F)   Subsidiary of Chevy Chase Mortgage Company of Virginia
(G)   Subsidiary of Manor Holding Company